Century Communities Reports Fourth Quarter and Full Year 2024 Results

- Fourth Quarter Net Income Increased 13% YoY to $102.7 Million, or $3.20 Per Diluted Share -

- Fourth Quarter Adjusted Net Income Increased 18% YoY to $112.0 Million, or $3.49 Per Diluted Share -

- Full Year Deliveries Increased 15% YoY to a Company Record 11,007 -

- Book Value per Share Increased 13% YoY to a Company Record $84.65 -

- Community Count Increased 28% YoY to a Company Record 322 -

- Full Year Net New Home Contracts Increased 21% YoY to 10,676 -

Greenwood Village, Colorado (January 29, 2025) – Century Communities, Inc. (NYSE: CCS), one of the nation’s largest homebuilders, today announced financial results for its fourth quarter and full year ended December 31, 2024.

Fourth Quarter 2024 Highlights

•	Net income of $102.7 million, or $3.20 per diluted share
•	Adjusted net income of $112.0 million, or $3.49 per diluted share
•	Pre-tax income of $135.2 million
•	Total revenues of $1.3 billion, a quarterly record for the Company
•	Community count of 322, a Company record
•	Deliveries of 3,198 homes, a quarterly record for the Company
•	Net new home contracts of 2,467
•	Homebuilding gross margin of 20.6%
•	Adjusted homebuilding gross margin of 22.9%
•	Increased capacity of senior unsecured credit facility to $900.0 million

Full Year 2024 Highlights

•	Net income of $333.8 million, or $10.40 per diluted share
•	Adjusted net income of $355.1 million, or $11.06 per diluted share
•	Pre-tax income of $440.1 million
•	Total revenues of $4.4 billion
•	Deliveries of 11,007 homes, a Company record
•	Net new home contracts of 10,676, a 21% year-over-year increase
•	Homebuilding gross margin of 21.5%
•	Adjusted homebuilding gross margin of 23.3%
•	Acquired Landmark Homes of Tennessee and Anglia Homes

“Our fourth quarter deliveries of 3,198 homes were a quarterly record for the Company and a 13% sequential increase,” said Dale Francescon, Executive Chairman. “For the full year 2024, we delivered 11,007 homes, a Company record and a 15% increase versus the prior year, while our net new home contracts increased 21% year-over-year to 10,676. Direct cost controls and improved fixed cost leverage enabled us to increase our full year 2024 adjusted gross margin by 80 basis points to 23.3% and reduce our SG&A as a percentage of home sales revenues by 40 basis points. 2025 should represent another solid year of growth for Century, and we expect our deliveries to be in the range of 11,700 to 12,400 homes and home sales revenues to be in the range of $4.5 to $4.8 billion.”

Rob Francescon, Chief Executive Officer and President, said, “Our total lot inventory of 80,632 increased by 9% on a year-over-year basis, with our controlled lots accounting for 56% of our total lots at the end of the fourth quarter. Our community count grew by 28% on a year-over-year basis to 322, a record for the Company. Our balance sheet remains strong with $2.6 billion of stockholders’ equity and $918 million of liquidity. In the fourth quarter, we repurchased 375,835 shares of our common stock for $30.7 million while reducing our net homebuilding leverage to 27.4%. For the full year 2024, we repurchased 1,027,702 shares of our common stock, or over 3% of shares outstanding at the beginning of the year, for $83.8 million.”

Fourth Quarter 2024 Results

Net income for the fourth quarter 2024 was $102.7 million, or $3.20 per diluted share. Adjusted net income, which excludes purchase price accounting and impairments on inventory and other investment, was $112.0 million, or $3.49 per diluted share.

Total revenues were $1.3 billion, with fourth quarter home sales revenues totaling $1.2 billion. Deliveries totaled 3,198 homes. The average sales price of home deliveries for the fourth quarter 2024 was $389,800.

Net new home contracts in the fourth quarter 2024 were 2,467, and at the end of the fourth quarter 2024, the Company had 850 homes in backlog, representing $351.2 million of backlog dollar value.

Adjusted homebuilding gross margin percentage, excluding interest, inventory impairment and purchase price accounting, was 22.9% in the fourth quarter of 2024. Homebuilding gross margin percentage in the fourth quarter 2024 was 20.6%. Selling, general, and administrative expenses as a percent of home sales revenues was 11.5% in the quarter. Adjusted EBITDA and EBITDA for the fourth quarter 2024 were $172.6 million and $160.2 million, respectively.

Financial services revenues and pre-tax income were $26.2 million and $7.9 million, respectively, in the fourth quarter 2024.

Our book value per share increased to a record $84.65 as of December 31, 2024.

Full Year 2024 Results

Net income for the full year 2024 was $333.8 million, or $10.40 per diluted share. Adjusted net income, which excludes purchase price accounting and impairments on inventory and other investment, was $355.1 million, or $11.06 per diluted share.

Total revenues were $4.4 billion, with full year 2024 home sales revenues totaling $4.3 billion. Deliveries totaled 11,007 homes. The average sales price of home deliveries for the full year 2024 was $390,900.

Net new home contracts totaled 10,676 for the full year 2024, a 21% annual increase.

Adjusted homebuilding gross margin percentage, excluding interest, inventory impairment and purchase price accounting, was 23.3% in 2024. Homebuilding gross margin percentage in 2024 was 21.5%. Selling, general, and administrative expenses as a percent of home sales revenues was 12.0% in 2024. Adjusted EBITDA and EBITDA for the full year 2024 were $550.0 million and $521.9 million, respectively.

Financial services revenues and pre-tax income were $92.9 million and $26.7 million, respectively, for the full year 2024.

Balance Sheet and Liquidity

The Company ended the fourth quarter 2024 with a strong financial position, including $2.6 billion of stockholders’ equity and $917.5 million of total liquidity, including $153.0 million of cash. During the fourth quarter, the Company entered into a new credit agreement, which increased the capacity of our senior unsecured credit facility to $900.0 million from $800.0 million and extended the maturity to November 2028.

During the fourth quarter, the Company maintained its quarterly cash dividend of $0.26 per share and repurchased 375,835 shares of its common stock for $30.7 million. For the full year 2024, the Company paid cash dividends totaling $1.04 per share and repurchased 1,027,702 shares of its common stock, representing over 3% of shares outstanding at the beginning of the year, for $83.8 million.

As of December 31, 2024, homebuilding debt to capital improved to 30.3% compared to 35.8% at September 30, 2024 and net homebuilding debt to net capital improved to 27.4% compared to 32.1% at September 30, 2024.

Full Year 2025 Outlook

Scott Dixon, Chief Financial Officer of the Company, commented, “Given the growth in our lot count and community count in 2024, we expect our full year 2025 home deliveries to be in the range of 11,700 to 12,400 homes and our home sales revenues to be in the range of $4.5 to $4.8 billion.”

Webcast and Conference Call

The Company will host a webcast and conference call on Wednesday, January 29, 2025, at 5:00 p.m. Eastern time, 3:00 p.m. Mountain time, to review the Company’s fourth quarter and full year 2024 results, provide commentary, and conduct a question-and-answer session. To participate in the call, please dial 833-816-1103 (domestic) or 412-317-0685 (international). The live webcast will be available at www.centurycommunities.com in the Investors section. A replay of the conference call will be available through February 5, 2025, by dialing 877-344-7529 (domestic) or 412-317-0088 (international) and entering the passcode 6429888. A replay of the webcast will be available on the Company’s website for at least one year.

About Century Communities

Century Communities, Inc. (NYSE: CCS) is one of the nation's largest homebuilders, an industry leader in online home sales, and the highest-ranked homebuilder on Newsweek's list of America's Most Trustworthy Companies 2024—consecutively awarded for a second year—and Newsweek's list of the World's Most Trustworthy Companies 2024. Through its Century Communities and Century Complete brands, Century's mission is to build attractive, high-quality homes at affordable prices to provide its valued customers with A HOME FOR EVERY DREAM®. Century is engaged in all aspects of homebuilding — including the acquisition, entitlement and development of land, along with the construction, innovative marketing and sale of quality homes designed to appeal to a wide range of homebuyers. The Company operates in 17 states and over 45 markets across the U.S., and also offers title, insurance and lending services in select markets through its Parkway Title, IHL Home Insurance Agency, and Inspire Home Loans subsidiaries. To learn more about Century Communities, please visit www.centurycommunities.com.

Non-GAAP Financial Measures

In addition to the Company’s operating results presented in accordance with United States generally accepted accounting principles (GAAP), this press release includes the following non-GAAP financial measures: adjusted net income, adjusted diluted earnings per share, adjusted homebuilding gross margin, EBITDA, adjusted EBITDA, and ratio of net homebuilding debt to net capital. These non-GAAP financial measures should not be used as a substitute for the Company’s operating results presented in accordance with GAAP, and an analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP. Please refer to the reconciliation of each of the above referenced non-GAAP financial measures following the historical financial information presented in this press release.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “estimate,” “plan,” “continue,” “will,” “may,” “should,” “potential,” “guidance” and “outlook” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements in this release include the Company’s operating and financial guidance for 2025. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on historical information available at the time the statements are made and are based on management’s reasonable belief or expectations with respect to future events, and are subject to risks and uncertainties, many of which are beyond the Company’s control, that could cause actual performance or results to differ materially from the belief or expectations expressed in or suggested by the forward-looking statements. The following important factors could cause actual results to differ materially from those expressed in the forward-looking statement: adverse changes in general economic conditions, including increased interest rates, inflation, and employment levels; the potential impact of global supply chain disruptions, labor, land and raw material or other resource shortages and delays, and municipal and utility delays on the Company’s business, industry and the broader economy; the ability to identify and acquire desirable land; availability and cost of financing; the effect of tax changes; reliance on contractors and key personnel; availability and pricing for land, labor and raw materials or other resources; the ability to pay dividends in the future; and the other factors included in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update any forward-looking statement to reflect future events, developments or otherwise, except as may be required by applicable law.

Century Communities, Inc.

Consolidated Statements of Operations

(Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenues
Homebuilding Revenues
Home sales revenues	$1,246,697	$1,185,409	$4,302,638	$3,604,434
Land sales and other revenues	511	3,717	2,753	7,528
Total homebuilding revenues	1,247,208	1,189,126	4,305,391	3,611,962
Financial services revenues	26,221	16,456	92,897	80,223
Total revenues	1,273,429	1,205,582	4,398,288	3,692,185
Homebuilding Cost of Revenues
Cost of home sales revenues	(982,923)	(927,805)	(3,369,131)	(2,838,436)
Cost of land sales and other revenues	—	(1,773)	(207)	(2,147)
Total homebuilding cost of revenues	(982,923)	(929,578)	(3,369,338)	(2,840,583)
Financial services costs	(18,291)	(14,677)	(66,185)	(48,660)
Selling, general, and administrative	(143,436)	(131,959)	(516,489)	(447,311)
Inventory impairment	(6,835)	(1,877)	(8,778)	(1,877)
Other income (expense)	13,252	(1,417)	2,562	(2,924)
Income before income tax expense	135,196	126,074	440,060	350,830
Income tax expense	(32,455)	(34,756)	(106,244)	(91,606)
Net income	$102,741	$91,318	$333,816	$259,224

Earnings per share:
Basic	$3.29	$2.87	$10.59	$8.12
Diluted	$3.20	$2.83	$10.40	$8.05
Weighted average common shares outstanding:
Basic	31,252,028	31,774,340	31,510,282	31,918,942
Diluted	32,091,471	32,236,990	32,110,835	32,209,359

Century Communities, Inc.

Consolidated Balance Sheets

(Unaudited)

(in thousands, except share amounts)

	December 31,	December 31,
	2024	2023
Assets	(unaudited)	(audited)
Cash and cash equivalents	$149,998	$226,150
Cash held in escrow	3,004	101,845
Accounts receivable	50,318	76,213
Inventories	3,454,337	3,016,641
Mortgage loans held for sale	236,926	251,852
Prepaid expenses and other assets	419,384	350,193
Property and equipment, net	155,176	69,075
Deferred tax assets, net	22,220	16,998
Goodwill	41,109	30,395
Total assets	$4,532,472	$4,139,362
Liabilities and stockholders' equity
Liabilities:
Accounts payable	$133,086	$147,265
Accrued expenses and other liabilities	302,317	303,392
Notes payable	1,107,909	1,062,471
Revolving line of credit	135,500	—
Mortgage repurchase facilities	232,804	239,298
Total liabilities	1,911,616	1,752,426
Stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none outstanding	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized, 30,961,227 and 31,774,615 shares issued and outstanding at December 31, 2024 and December 31, 2023, respectively	310	318
Additional paid-in capital	526,959	592,989
Retained earnings	2,093,587	1,793,629
Total stockholders' equity	2,620,856	2,386,936
Total liabilities and stockholders' equity	$4,532,472	$4,139,362

Century Communities, Inc.

Homebuilding Operational Data

(Unaudited)

Net New Home Contracts

	Three Months Ended December 31,			Year Ended December 31,
	2024	2023	% Change	2024	2023	% Change
West	309	310	(0.3)%	1,490	1,159	28.6%
Mountain	379	440	(13.9)%	2,005	1,614	24.2%
Texas	499	378	32.0%	1,987	1,630	21.9%
Southeast	387	351	10.3%	1,619	1,296	24.9%
Century Complete	893	861	3.7%	3,575	3,129	14.3%
Total	2,467	2,340	5.4%	10,676	8,828	20.9%

Home Deliveries

(dollars in thousands)

	Three Months Ended December 31,
	2024		2023		% Change
	Homes	Average Sales Price	Homes	Average Sales Price	Homes	Average Sales Price
West	465	$612.3	395	$585.1	17.7%	4.6%
Mountain	525	$557.9	567	$495.2	(7.4)%	12.7%
Texas	638	$298.2	458	$291.4	39.3%	2.3%
Southeast	499	$411.6	519	$435.3	(3.9)%	(5.4)%
Century Complete	1,071	$255.4	1,218	$258.0	(12.1)%	(1.0)%
Total / Weighted Average	3,198	$389.8	3,157	$375.5	1.3%	3.8%

	Year Ended December 31,
	2024		2023		% Change
	Homes	Average Sales Price	Homes	Average Sales Price	Homes	Average Sales Price
West	1,437	$627.2	1,133	$588.6	26.8%	6.6%
Mountain	2,019	$533.4	1,892	$508.7	6.7%	4.9%
Texas	2,077	$301.8	1,617	$285.2	28.4%	5.8%
Southeast	1,654	$423.8	1,370	$434.2	20.7%	(2.4)%
Century Complete	3,820	$260.9	3,556	$258.5	7.4%	0.9%
Total / Weighted Average	11,007	$390.9	9,568	$376.7	15.0%	3.8%

Century Communities, Inc.

Homebuilding Operational Data

(Unaudited)

Selling Communities

	As of December 31,		Increase/Decrease
	2024	2023	Amount	% Change
West	30	27	3	11.1%
Mountain	49	51	(2)	(3.9)%
Texas	78	43	35	81.4%
Southeast	42	27	15	55.6%
Century Complete	123	103	20	19.4%
Total	322	251	71	28.3%

Backlog

(dollars in thousands)

	As of December 31,
	2024			2023			% Change
	Homes	Dollar Value	Average Sales Price	Homes	Dollar Value	Average Sales Price	Homes	Dollar Value	Average Sales Price
West	159	$100,306	$630.9	106	$67,425	$636.1	50.0%	48.8%	(0.8)%
Mountain	149	83,915	$563.2	163	92,785	$569.2	(8.6)%	(9.6)%	(1.1)%
Texas	177	54,314	$306.9	168	53,044	$315.7	5.4%	2.4%	(2.8)%
Southeast	107	49,778	$465.2	131	57,165	$436.4	(18.3)%	(12.9)%	6.6%
Century Complete	258	62,849	$243.6	502	130,362	$259.7	(48.6)%	(51.8)%	(6.2)%
Total / Weighted Average	850	$351,162	$413.1	1,070	$400,781	$374.6	(20.6)%	(12.4)%	10.3%

Lot Inventory

	As of December 31,
	2024			2023			% Change

	Owned	Controlled	Total	Owned	Controlled	Total	Owned	Controlled	Total

West	4,211	4,286	8,497	4,036	3,259	7,295	4.3%	31.5%	16.5%
Mountain	9,037	4,052	13,089	8,615	5,025	13,640	4.9%	(19.4)%	(4.0)%
Texas	12,632	8,935	21,567	8,647	11,027	19,674	46.1%	(19.0)%	9.6%
Southeast	5,173	12,270	17,443	5,486	10,941	16,427	(5.7)%	12.1%	6.2%
Century Complete	4,703	15,333	20,036	3,839	12,845	16,684	22.5%	19.4%	20.1%
Total	35,756	44,876	80,632	30,623	43,097	73,720	16.8%	4.1%	9.4%
% of Total	44.3%	55.7%	100.0%	41.5%	58.5%	100.0%

Century Communities, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

Adjusted net income and adjusted diluted earnings per share (which we refer to as “Adjusted EPS”) are non-GAAP financial measures that the Company believes are useful to management, investors and other users of its financial information in evaluating its operating results and understanding its operating trends without the effect of certain non-recurring items. The Company believes excluding certain non-recurring items provides more comparable assessment of its financial results from period to period. The Company defines adjusted net income as consolidated net income before (i) income tax expense, (ii) inventory impairment, if applicable (iii) restructuring costs, if applicable, (iv) loss on debt extinguishment, if applicable, (v) purchase price accounting for acquired work in process inventory, if applicable, and (vi) impairment on other investments, if applicable, less adjusted income tax expense, calculated using the Company’s estimated annual effective tax rate after discrete items for the applicable period. Adjusted EPS is calculated by dividing adjusted net income by weighted average common shares – diluted.

Adjusted Net Income and Adjusted Diluted Earnings Per Share

(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Numerator
Net income	$102,741	$91,318	$333,816	$259,224
Denominator
Weighted average common shares outstanding - basic	31,252,028	31,774,340	31,510,282	31,918,942
Dilutive effect of stock-based compensation awards	839,443	462,650	600,553	290,417
Weighted average common shares outstanding - diluted	32,091,471	32,236,990	32,110,835	32,209,359
Earnings per share:
Basic	$3.29	$2.87	$10.59	$8.12
Diluted	$3.20	$2.83	$10.40	$8.05

Adjusted earnings per share
Numerator
Net income	$102,741	$91,318	$333,816	$259,224
Income tax expense	32,455	34,756	106,244	91,606
Income before income tax expense	135,196	126,074	440,060	350,830
Inventory impairment	6,835	1,877	8,778	1,877
Impairment on other investment	2,180	—	9,902	—
Purchase price accounting for acquired work in process inventory	3,444	—	9,443	—
Adjusted income before income tax expense	147,655	127,951	468,183	352,707
Adjusted income tax expense(1)	(35,648)	(33,410)	(113,034)	(92,096)
Adjusted net income	$112,007	$94,541	$355,149	$260,611

Denominator - Diluted	32,091,471	32,236,990	32,110,835	32,209,359

Adjusted diluted earnings per share	$3.49	$2.93	$11.06	$8.09

(1)

The tax rates used in calculating adjusted net income for the years ended December 31, 2024 and 2023  were 24.1% and 26.1%, respectively, which are reflective of the Company’s GAAP tax rates for the applicable periods. For the three months ended December 31, 2024 and 2023, the Company’s adjusted income tax expense is reflective of its full year effective tax rate of approximately 24.1% and 26.1%, respectively, applied to adjusted income before income tax expense.

Century Communities, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

Adjusted homebuilding gross margin excluding inventory impairment (if applicable), interest in cost of home sales revenues, and purchase price accounting for acquired work in process inventory (if applicable), is not a  measurement of financial performance under GAAP; however, the Company’s management believes that this information is meaningful as it isolates the impact that inventory impairment,  indebtedness, and acquisitions have on homebuilding gross margin and permits the Company’s stockholders to make better comparisons with the Company’s competitors, who adjust gross margins in a similar fashion.  This non-GAAP financial measure should not be used as a substitute for the Company’s GAAP operating results.  An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP.

Adjusted Homebuilding Gross Margin

(in thousands)

	Three Months Ended December 31,
	2024	%	2023	%

Home sales revenues	$1,246,697	100.0%	$1,185,409	100.0%
Cost of home sales revenues	(982,923)	(78.8)%	(927,805)	(78.3)%
Inventory impairment	(6,835)	(0.5)%	(1,877)	(0.2)%
Homebuilding gross margin	256,939	20.6%	255,727	21.6%
Add: Inventory impairment	6,835	0.5%	1,877	0.2%
Add: Interest in cost of home sales revenues	18,169	1.5%	15,198	1.3%
Add: Purchase price accounting for acquired work in process inventory	3,444	0.3%	—	—%
Adjusted homebuilding gross margin excluding interest, inventory impairment and purchase price accounting for acquired work in process inventory	$285,387	22.9%	$272,802	23.0%

	Year Ended December 31,
	2024	%	2023	%

Home sales revenues	$4,302,638	100.0%	$3,604,434	100.0%
Cost of home sales revenues	(3,369,131)	(78.3)%	(2,838,436)	(78.7)%
Inventory impairment	(8,778)	(0.2)%	(1,877)	(0.1)%
Homebuilding gross margin	924,729	21.5%	764,121	21.2%
Add: Inventory impairment	8,778	0.2%	1,877	0.1%
Add: Interest in cost of home sales revenues	60,286	1.4%	45,927	1.3%
Add: Purchase price accounting for acquired work in process inventory	9,443	0.2%	—	—%
Adjusted homebuilding gross margin excluding interest, inventory impairment and purchase price accounting for acquired work in process inventory	$1,003,236	23.3%	$811,925	22.5%

Century Communities, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

EBITDA and Adjusted EBITDA

EBITDA and adjusted EBITDA are non-GAAP financial measures the Company uses as supplemental measures in evaluating operating performance. The Company defines EBITDA as net income before (i) income tax expense, (ii) interest in cost of home sales revenues, (iii) other interest expense (income), and (iv) depreciation and amortization expense. The Company defines adjusted EBITDA as EBITDA before loss on debt extinguishment (if applicable), inventory impairment (if applicable), purchase price accounting for acquired work in process inventory (if applicable), and impairment on other investments (if applicable). The Company believes EBITDA and adjusted EBITDA provide an indicator of general economic performance that is not affected by fluctuations in interest rates or effective tax rates, levels of depreciation or amortization, and items considered to be non-recurring. Accordingly, the Company’s management believes that these measurements are useful for comparing general operating performance from period to period. Neither EBITDA nor adjusted EBITDA should be considered in addition to, and not as a substitute for, consolidated net income in accordance with GAAP as a measure of performance. The presentation of adjusted EBITDA should not be construed as an indication that the Company’s future results will be unaffected by unusual or non-recurring items. Each of EBITDA and adjusted EBITDA is limited as an analytical tool, and should not be considered in isolation or as a substitute for analysis of the Company’s results of operations as reported under GAAP.

(in thousands)

	Three Months Ended December 31,			Year Ended December 31,
	2024	2023	% Change	2024	2023	% Change
Net income	$102,741	$91,318	12.5%	$333,816	$259,224	28.8%
Income tax expense	32,455	34,756	(6.6)%	106,244	91,606	16.0%
Interest in cost of home sales revenues	18,169	15,198	19.5%	60,286	45,927	31.3%
Interest income	(40)	(791)	(94.9)%	(2,733)	(7,222)	(62.2)%
Depreciation and amortization expense	6,849	4,755	44.0%	24,286	15,774	54.0%
EBITDA	$160,174	$145,236	10.3%	$521,899	$405,309	28.8%
Inventory impairment	6,835	1,877	264.1%	8,778	1,877	367.7%
Impairment on other investment	2,180	—	NM	9,902	—	NM
Purchase price accounting for acquired work in process inventory	3,444	—	NM	9,443	—	NM
Adjusted EBITDA	$172,633	$147,113	17.3%	$550,022	$407,186	35.1%

NM – Not Meaningful

Century Communities, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

Ratio of Net Homebuilding Debt to Net Capital

The following table presents the Company’s ratio of net homebuilding debt to net capital, which is a non-GAAP financial measure.  The Company calculates this by dividing net homebuilding debt (homebuilding debt less cash and cash equivalents, and cash held in escrow) by net capital (net homebuilding debt plus total stockholders’ equity). Homebuilding debt is total debt minus outstanding borrowings under construction loan agreement and mortgage repurchase facilities. The most directly comparable GAAP measure is the ratio of debt to capital. The Company believes the ratio of net homebuilding debt to net capital is a relevant and useful financial measure to investors in understanding the leverage employed in its operations and as an indicator of the Company’s ability to obtain external financing.

(in thousands)

	December 31,	December 31,
	2024	2023
Notes payable	$1,107,909	$1,062,471
Revolving line of credit	135,500	—
Construction loan agreements	(102,436)	(44,895)
Total homebuilding debt	1,140,973	1,017,576
Total stockholders' equity	2,620,856	2,386,936
Total capital	$3,761,829	$3,404,512
Homebuilding debt to capital	30.3%	29.9%

Total homebuilding debt	$1,140,973	$1,017,576
Cash and cash equivalents	(149,998)	(226,150)
Cash held in escrow	(3,004)	(101,845)
Net homebuilding debt	987,971	689,581
Total stockholders' equity	2,620,856	2,386,936
Net capital	$3,608,827	$3,076,517

Net homebuilding debt to net capital	27.4%	22.4%

Contact Information:

Tyler Langton, Senior Vice President of Investor Relations

303-268-8345

Investorrelations@CenturyCommunities.com

Category:
Earnings